EXHIBIT 21

SUBSIDIARIES

      The following is a list of the Company’s subsidiaries:

		Percentage of Voting
		Securities Owned by
	Organized	Registrant as of
	Under Law of	November 3, 2001

Analog Devices Limited	United Kingdom	100%
Analog Devices, GmbH	Germany	100%
Analog Devices, S.A.	France	100%
Analog Devices, K.K.	Japan	100%
Analog Devices APS	Denmark	100%
Analog Devices Nederland, B.V.	The Netherlands	100%
Analog Devices International, Inc.	Massachusetts	100%
Analog Devices Israel, Ltd.	Israel	100%
Analog Devices A.B.	Sweden	100%
Analog Devices SRL	Italy	100%
Analog Devices, GMBH	Austria	100%
Analog Devices Korea, Ltd.	Korea	100%
Analog Devices, B.V.	The Netherlands	100%
Analog Devices Holdings, B.V.	The Netherlands	100%
Analog Devices Research & Development Ltd.	Ireland	100%
Analog Devices (Philippines), Inc.	The Philippines	100%
Analog Devices Foreign Sales Corporation, B.V.	The Netherlands	100%
Analog Devices Foundry Services, Inc.	Delaware	100%
Analog Devices Asian Sales, Inc.	Delaware	100%
Analog Devices Taiwan, Ltd.	Taiwan	100%
Analog Devices Ireland, Ltd.	Ireland	100%
Analog Devices Hong Kong, Ltd.	Hong Kong	100%
Analog Devices Pty, Ltd.	Australia	100%
Analog Devices India Private Limited	India	100%
Analog Devices Gen. Trias, Inc.	The Philippines	100%
Analog Devices International Financial Services Company	Ireland	100%
Analog Devices Foreign Sales Corporation	Barbados	100%
Analog Development (Israel) 1996 Ltd.	Israel	100%
Analog Devices (China) Co. Ltd.	China	100%
Analog Devices Canada, Ltd.	Canada	100%
Edinburgh Portable Compilers Limited	Scotland	100%
Analog Devices Micromachines, Inc.	Delaware	100%
ADI Micromachines, Ltd.	United Kingdom	100%
BCO Technologies, plc	United Kingdom	100%
Analog Devices Belfast, Ltd.	United Kingdom	100%
Analog Devices IMI, Inc.	California	100%
Analog Devices ChipLogic, Inc.	California	100%
Staccato Systems, Inc.	California	100%
Analog Devices Australia Pty. Ltd.	Australia	100%
ChipLogic India Private Limited	India	100%
Analog/ NCT Supply Ltd.	Delaware	50%
Analog Devices Realty Holdings, Inc.	The Philippines	40%
Analog Supplies Company	Japan	15%
Analyzed Investments, Ltd.	Ireland	7.4%